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                                                                       Exhibit 5




May 4, 2000


Lyondell Chemical Company
1221 McKinney Street, Suite 1600
Houston, Texas 77002

Gentlemen:

I have acted as Deputy General Counsel for Lyondell Chemical Company (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate 10,000,000 shares (the "Shares") of Common Stock, par value $1.00 per share, of the Company ("Common Stock") that may be issued under the Company's 1999 Long-Term Incentive Plan or the Company's Stock Option Plan for Non-Employee Directors (collectively, the "Plans").

In such capacity, I am familiar with the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as the Plans. In addition, I, or attorneys working under my supervision, have examined records of relevant corporate proceedings with respect to the offering of the Shares under the Plans and such other records, instruments and documents pertaining to the Company that I have deemed necessary for purposes of delivering this opinion. I have also examined the Company's Registration Statement on Form S-8 to which this opinion is an exhibit ("Registration Statement"). I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents examined as originals, the conformity to original documents of all documents examined as certified or photostatic copies and the authenticity of the originals of such copies.

In rendering the opinion set forth below, I have assumed that the Shares offered and sold under the Stock Option Plan for Non-Employee Directors will consist only of shares held by the Company as treasury stock.

Based on the foregoing and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and validly authorized for issuance and, when issued in accordance with the terms of the Plans, will be duly and validly issued, fully paid and nonassessable.

The foregoing opinion is limited in all respects to matters governed by the General Corporation Law of the State of Delaware and the federal laws of the United States of America, to the extent applicable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Sincerely,



Gerald A. O'Brien
Deputy General Counsel